Exhibit 99.2

Interpool, Inc.
Moderator: Jim Walsh
March 15, 2006
11:30 a.m. EST

OPERATOR: Good morning. My name is Jodi, and I’ll be your conference facilitator today. At this time, I would like to welcome everyone to the Interpool, Inc. conference call. All lines have been placed on mute to background noise. After the speaker’s remarks, there will be a question-and-answer period. If you would like to ask a question during this time, please press star then the number one on your telephone keypad. If you would like to withdraw your question, press the pound key.

Thank you. It is now my pleasure to turn the floor over to your host, Mr. Martin Tuchman, sir, you may begin your conference.

MARTIN TUCHMAN, CHAIRMAN, PRESIDENT, CEO, COO, INTERPOOL: Thank you, Operator, and good morning to everyone and thanks for joining this Interpool conference call. And with me this morning are Art Burns, our Legal Officer, Jim Walsh, our Chief Financial Officer, and Rick Gross, the Head of our Container Operations.

Today’s call is also being broadcast over the Internet at www.interpool.com. We would like to remind you that this conference call may contain certain forward-looking statements regarding future circumstances. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in such forward-looking statements, including in particular, the risks and uncertainties described in the company’s SEC filings. The company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date here of.

Now I’d like to get on with the conference call and the announcement. We’re very pleased to report on an agreement we entered into last night for the sale of the substantial majority of our operating lease container fleet, and the related operating leases for $515 million, which will result in a gain after taxes of approximately $60 million subject to closing adjustments, and final accounting review.

The buyer is a newly formed subsidiary of an investment company based in Switzerland. Interpool and CAI, our 50 percent owned subsidiary, will manage this portfolio for them. As a result of this transaction, we will retire, approximately $440 million of corporate debt associated with these assets. This reduction coupled with the gain on sale should allow us to borrow at more favorable rates in the future as a result of our debt to equity ratio dropping significantly. As we stated in our press release this morning, we expect to close this transaction on March 31, 2006, subject to completion of the buyer’s financing arrangements. The buyer has received a commitment letter from a major bank which is subject to customary closing conditions.

I wanted to emphasize that we will continue to be active in the container leasing business, where we enjoy a well established and strong franchise. Our experienced sales force is generating significant container business for us. Additionally, following the sale, we will continue to have in place, over $400 million in container assets. While most of these are financed leases that provide us with a stable and predictable cash flow, we will continue to add both operating and finance leases to our balance sheet in the future.

Many companies in our space do securitizations, which allow the seller to realize the residual value at the end of the life of the fleet. As in a securitization, we will continue to manage this pool of assets for a fee. Unlike a securitization, however, we are realizing the substantial economic return at the beginning of our management agreement, rather than at the end. This transaction represents a significant step in our plan to position our company to further enhance shareholder value. It provides an additional source of capital and an opportunity to reduce debt, improve our capital structure, and reduce the cost of future financings. We will also be extremely well positioned to take advantage of strategic opportunities at the parent company level, and increase our investments in chassis for the expanding maritime, rail and trucking markets. And with our continued excellent relationships with customers in the container leasing markets we intend to continue to invest in the container finance and operating lease sectors as we have in the past. To us, this is a recapitalization of that, allowing us complete flexibility to strengthen our balance sheet, and focus resources in the areas of our business, that are, in our view, the most attractive and growing the fastest. Right now, that is the chassis business, where we have made significant capital commitments.

We will continue to assess our capital needs for both the chassis and container markets, and optimize our debt to equity ratio. Now I’d be happy to take your questions.

OPERATOR: At this time, I would like to remind everyone, if you would like to ask a question, press star then the number one on your telephone keypad. We’ll pause for just a moment to compile the Q&A roster.

Your first question comes from Robert Ax, from KBW.

ROBERT AX, KBW: Does the buyer of these containers have any recourse to put them back to you under any circumstances?

MARTIN TUCHMAN: No absolutely not. This is a straight sale, with no recourse to put them back.

ROBERT AX: Thank you.

MARTIN TUCHMAN: You’re welcome.

OPERATOR: Your next question comes from Tom Klett from UBS Financial Services.

TOM KLETT, UBS FINANCIAL SERVICES: I have two questions. Number one, does this in any way, effect the pending CAI owners rights to do anything in terms of I, I think, there was something, a buyout agreement could be triggered somewhere in here, if he demanded an appraisal or something like that. I guess I’m really asking how does this effect that?

MARTIN TUCHMAN: No, the answer is – the direct answer to your question is no, it does not effect any of CAI’s rights under this – under their agreement or under this agreement.

TOM KLETT: The second question I have Martin is, is there something inherently more attractive about the chassis business, than the container business at this time for Interpool? Meaning like being a more domestic business. Or if you could give me some color on that, I would appreciate it.

MARTIN TUCHMAN: Well the chassis business is growing. And we continue to invest very heavily in that business, and it’s a business we like. And as I think I’ve mentioned in the past, the chassis business is a value added business, whereby we do a lot of the outsourcing for the steamship industry and the rail industry as well. So we like that business because it allows us greater growth and as you know, we are the number one lessor in the chassis leasing sector. So we continue to invest in that sector. And then, it happens to be growing at a faster clip right now, than containers.

TOM KLETT: And it is mostly a domestic business, isn't it Martin?

MARTIN TUCHMAN: It is mostly a U.S. business, right. But we – there’s two sectors to that business, one domestic to the railroads and truckers, and the other we call maritime, but you’re correct. It is – it does take place domestically.

TOM KLETT: And the last question I would have, if I total up what these proceeds are, minus the basically 440 pay down in debt, was that the right figure, 440?

MARTIN TUCHMAN: That is correct.

TOM KLETT: We have quite a – number one, quite a different looking balance sheet. And number two, quite a cash component here, with the repatriation number, and this, correct?

MARTIN TUCHMAN: That is correct.

TOM KLETT: Interesting. Thank you very much, Martin.

MARTIN TUCHMAN: You’re welcome.

OPERATOR: Your next question comes from Lee Markowitz from Pilot Advisors.

LEE MARKOWITZ, PILOT ADVISORS: Hi, can you talk a little bit just about where container leasing prices are now, versus where end of last summer, or even, you know, a few months ago?

MARTIN TUCHMAN: The container leasing prices, your main rates or do you mean the price of containers?

LEE MARKOWITZ: Rates.

MARTIN TUCHMAN: Rates, we usually don’t comment on in terms of, you know, from a competitive standpoint. Our leases are primarily long term leases and finance leases. And we work pretty much on spreads on the finance leases, and pretty much on a cash on cash basis on finance leases. So what really happens is we track the prices of the containers themselves. And they have fluctuated significantly over the past year. At one time, they were somewhere around 2004, and briefly around $1400. And now, they’re probably somewhere in the $1500 area. I’m speaking about a 20 footer, just for reference.

LEE MARKOWITZ: OK. So they rebounded - I mean they bounced up a little bit.

MARTIN TUCHMAN: Yes, it's a little bit - there has been some fluctuations.

LEE MARKOWITZ: OK. So about $1500, now, though?

MARTIN TUCHMAN: That is correct.

LEE MARKOWITZ: OK. Thanks.

MARTIN TUCHMAN: You’re welcome.

OPERATOR: Your next question comes from Vincent Daniel from Front Point.

VINCENT DANIEL, FRONT POINT: Hey, Marty, good morning.

MARTIN TUCHMAN: Good morning.

VINCENT DANIEL: A few questions. Is there any – on the $440 million debt pay down, are there any charges that are going to be taken on the debt that we should going forward?

MARTIN TUCHMAN: There is a write down of some fees that will probably amount to somewhere in the neighborhood of $5 to $6 million. But I think, I believe it’s in the – it’s in the gain. I’ve all ready subtracted it out of the gain.

VINCENT DANIEL: OK. So it's imbedded in the gain.

MARTIN TUCHMAN: In others words the gain would have been $6 million greater with that fee.

VINCENT DANIEL: Got you. And the other question was in terms of the containers was there – what was the average age of the container? Was there anything different of this portfolio of containers that you sold relative to your existing current portfolio?

MARTIN TUCHMAN: Well let’s put it this way, we don’t usually give average ages, and things of that nature, but we sold the bulk of our operating lease portfolio. We still retain a portfolio of about $400 million. The majority of that are made up of finance leases which continue to, you know, just generate good cash flow. And as I say, we’re not out of the business, we are continuing to write business, as we’re closing this deal, new business is coming and not associated with this deal at all.

We also have a substantial reefer market – reefer fleet that is not in this deal we continue to manage.

VINCENT DANIEL: Got you. And my last question is, could you give us some time table when you guys are going to report earnings and release the 10-K?

MARTIN TUCHMAN: Well we are shooting for getting it done this month. Our outside date is March 31. But we are shooting for, you know, as soon as possible. We’re not going to wait until March 31 just because we have that amount of time.

VINCENT DANIEL: Got you. And I apologize, one last question. Just in terms of – you gave the amount of containers that you sold, but cold you give it to us in TEU’s?

MARTIN TUCHMAN: That would probably not be a number that we reveal. I don’t – yes, from a competitive standpoint, that would not be something that we would reveal to, you know, to the competition.

VINCENT DANIEL: Got you. OK, thank you.

OPERATOR: Your next question comes from John Walhausen from Paradigm Capital Management.

JOHN WALHAUSEN, PARADIGM CAPITAL MANAGEMENT: Yes. Good morning. This is an interesting transaction. In terms of the economic value of this, is this really just an acceleration of the profit? Or was this a transaction that enhanced the economic value of what we’re – we’ve had in the container business.

MARTIN TUCHMAN: We think it enhances the value of the company. I mean we look at what the return is on this portfolio. We look at the return that we can make by redeploying the capital and the associated debt that goes with this portfolio, and that’s where our growth is. I mean we’re looking at growth here. The portfolio that we wrote, we also – that has nothing to do with growth, that’s done. So what we’re looking to – what we’re looking for is to reinvest the funds at a higher return.

JOHN WALHAUSEN: Right.

MARTIN TUCHMAN: That’s our analysis.

JOHN WALHAUSEN: OK. As we shift the business more towards the chassis away from the container, does that change the tax status of the corporation? Or are we going to be paying a higher tax rate?

MARTIN TUCHMAN: First of all, let’s be clear on where we’re going with the container business. We did not sell our business. We sold a group of assets here. We will continue to be writing long term business, and finance lease business in the container, in the container area.

JOHN WALHAUSEN: OK.

MARTIN TUCHMAN: In terms of the chassis business, yes, that will grow, and you are correct. The chassis business does pay a higher tax than the container business. But I just want to really make it very clear the fact that we are very much in the container business.

JOHN WALHAUSEN: Great. That's very helpful. And how many - what's the capital plan for chassis additions this year?

MARTIN TUCHMAN: You know, this is something we usually don’t give out in terms of, you know, some forward looking projections. But we can tell you that we’re very comfortable that the chassis business is growing, and our pipeline, if you want to call it that is pretty filled up. So we are going to be able to redeploy our cash into the chassis business.

JOHN WALHAUSEN: Yes, of all of the alternatives, that's the primary one that we're focusing on.

MARTIN TUCHMAN: Right. And you have to remember, we are a leader in this sector. And will continue to be a major leader in the chassis sector.

JOHN WALHAUSEN: Good. Good. Thank you very much.

MARTIN TUCHMAN: You’re welcome.

OPERATOR: As a reminder, if you would like to ask a question, press star then the number one on your telephone keypad. Your next question comes from Simon Baukh from Mackay.

SIMON BAUKH, MACKAY: Hey, guys. Was there a bidding process for these assets, or was it just a - kind of a one off, you found a buyer for them.

MARTIN TUCHMAN: There was somewhat of a bidding process, that is correct.

SIMON BAUKH: Fine. And are any of the proceeds being used to pay down any of your '07 paper?

MARTIN TUCHMAN: You have to remember, the proceeds for this sector went into Interpool Limited, which is not our parent company. So $440 million goes down to pay down the debt associated with this particular group of assets. And that you can do the math yourself, you’ll see what the cash works out to be, plus we have some cash in that business now. So we’ll have substantial cash now in both businesses, the container business as well as the chassis business.

SIMON BAUKH: OK. But that cash, you're leaving down there, you're not dividending it up.

MARTIN TUCHMAN: Right. And in terms of the `07s, we have sufficient cash to meet that obligation at the inc. level.

SIMON BAUKH: And while we’re on that topic can you give me just a rough idea of what your capitalization looks like pro forma for this, in terms of just cash, secured debt, and unsecured debt?

MARTIN TUCHMAN: I can give you an overall picture in terms of debt to equity.

SIMON BAUKH: OK.

MARTIN TUCHMAN: And our debt to equity drops to somewhere about 1.78 to one, which is, you know, extremely good. We have the right to go up to four to one, under all of our, you know, bank and debt agreements. And most companies are somewhere between three and four, but this immediately day one brings us down to that ratio.

SIMON BAUKH: Can you remind me again, how much cash there is?

MARTIN TUCHMAN: You know, rather than giving you numbers now, that I’m probably not permitted to give you, the 10-K will have all of that, and it will have all of the cash.

SIMON BAUKH: OK.

MARTIN TUCHMAN: But, you know, you saw the cash that we repatriated.

SIMON BAUKH: How much was that, again?

MARTIN TUCHMAN: Three hundred five million we repatriated.

SIMON BAUKH: OK.

MARTIN TUCHMAN: And then, you see the cash that we have here, so you can get a pretty good idea.

SIMON BAUKH: OK.

MARTIN TUCHMAN: OK.

SIMON BAUKH: And then, have you spoken to the rating agencies at all?

MARTIN TUCHMAN: Yes. We’ve put in calls to three rating agencies, and we have a meeting set up with Moody’s. And we’re trading some calls with S&P, but we’ll probably be talking to them, and meeting with them in the next few weeks.

SIMON BAUKH: OK. And one - my last question is, how many containers do you have now, after this?

MARTIN TUCHMAN: We have about, again, from a unit number, I have the units, over 300,000. But again, most of them are on finance leases, and that means that I have no risk of getting them back. And I have no back end risk. They will be paid down – in most cases, they’d be paid down to zero or to $1.

SIMON BAUKH: OK. And chassis units?

MARTIN TUCHMAN: Chassis units, I think we're still somewhere around the 225,000 number.

SIMON BAUKH: Right. OK. Thank you.

MARTIN TUCHMAN: You’re welcome.

OPERATOR: Your next question comes from Sean Egan from Egan & Jones Ratings.

SEAN EGAN, EGAN & JONES RATINGS: My question has been answered, thank you.

MARTIN TUCHMAN: OK.

OPERATOR: Your next question comes from Ed Siegel from Raymond James and Associates.

ED SIEGEL, RAYMOND JAMES AND ASSOCIATES: My questions have also been answered, thank you.

MARTIN TUCHMAN: OK.

OPERATOR: As a reminder if you would like to ask a question, press star then the number one on your telephone keypad. There seems to be no further questions at this time. I’ll turn the floor over to Martin Tuchman for any closing remarks.

MARTIN TUCHMAN: OK. Well I want to thank everybody for coming on this call. We view this as a very positive event for our company. And as usual, if you have any questions, please feel free to call either myself or Jim Walsh, our CFO, and we’d be very happy to supply you with any answers that you may come up with between now and then. That’s it. And I have to say good bye and have a good day.

OPERATOR: This concludes today's Interpool, Inc. conference call. You may now disconnect.

END